EXHIBIT 23(ii)

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-164299) of Stryker Corporation, and

(2)	Registration Statement (Form S-8 Nos. 333-78201, 333-140961, 333-150396 and 333-179142) pertaining to various stock option plans of Stryker Corporation;
of our report dated February 13, 2012, with respect to the effectiveness of internal control over financial reporting of Stryker Corporation and subsidiaries included in this Form 10-K/A.

/s/ ERNST & YOUNG LLP

Grand Rapids, Michigan
April 24, 2012